UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2009

World Energy Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-136528	04-3474959
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

446 Main Street Worcester, Massachusetts	01608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 459-8100

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.        Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 27, 2009, World Energy Solutions, Inc. (the "Company") filed a previously approved Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (the "Certificate of Amendment") with the Secretary of State of the State of Delaware to (i) effect a reverse stock split of the Company's outstanding common stock, par value $0.0001 per share ("Common Stock"), at a ratio of one-for-ten, effective at 5:00 p.m., eastern time, on March 27, 2009 and (ii) decrease the number of authorized shares of Common Stock from 150,000,000 to 15,000,000.  As a result of the reverse stock split, the issued and outstanding shares of Common Stock will be reduced on a basis of one share for every ten shares outstanding.  In addition, the new CUSIP was issued for the Common Stock which is 98145W208.

No fractional shares of Common Stock were issued in connection with the reverse stock split. Stockholders of record who, immediately prior to the effective time of the Certificate of Amendment, owned a number of shares of Common Stock not evenly divisible by ten, are entitled to receive cash from the Company’s transfer agent, Computershare Trust Company, Inc., in lieu of any fraction of a share of Common Stock which they would otherwise be entitled to receive.

A copy of the Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein in its entirety.

On March 30, 2009, the Company issued a press release regarding the reverse stock split. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(d)      Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ENERGY SOLUTIONS, INC.

Date: March 30, 2009	By:	/s/ James Parslow
James Parslow
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation

99.1	Press release dated March 30, 2009